Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jocelyn Johnson	Sean Wallace
+ 1 (202) 295-4299	+ 1 (202) 295-4202
jajohnson@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports First Quarter Results and Increases its Regular Quarterly Dividend on its Common Stock by $0.025

Financial and Business Highlights

•	Cogent approved an increase of $0.025 per share to its regular quarterly dividend for a total of $0.780 per share for Q2 2021 as compared to $0.755 per share for Q1 2021 – Cogent’s thirty-fifth consecutive quarterly dividend increase.

o	The Q2 2021 $0.780 dividend per share represents an annual increase of 14.7% from the dividend per share of $0.680 for Q2 2020.

•	Service revenue increased by 2.0% from Q4 2020 to Q1 2021 and increased from Q1 2020 to Q1 2021 by 4.2%.

•	GAAP gross profit increased by 3.4% from Q1 2020 to $67.7 million for Q1 2021. Non-GAAP gross profit increased by 7.6% from Q1 2020 to $91.8 million for Q1 2021.

o	GAAP gross margin decreased by 40 basis points from Q1 2020 to Q1 2021 to 46.1%. Non-GAAP gross margin increased by 200 basis points from Q1 2020 to Q1 2021 to 62.5%.

•	Net cash provided by operating activities was $47.1 million for Q1 2021, $37.6 million for Q4 2020 and $28.5 million for Q1 2020.

•	Sales rep productivity – units per full time equivalent sales rep per month - increased from 4.2 for Q4 2020 to 4.3 for Q1 2021.

•	EBITDA margin decreased by 90 basis points from Q4 2020 to 37.8% for Q1 2021 and increased by 200 basis points from Q1 2020 to Q1 2021.

•	EBITDA decreased by 0.2% from Q4 2020 to $55.6 million for Q1 2021 and increased by 10.2% from Q1 2020.

[WASHINGTON, D.C. April 28, 2021] Cogent Communications Holdings, Inc. (NASDAQ: CCOI) (“Cogent”) today announced service revenue of $146.8 million for the three months ended March 31, 2021, an increase of 2.0% from the three months ended December 31, 2020 and an increase of 4.2% from the three months ended March 31, 2020. Foreign exchange positively impacted service revenue growth from the three months ended December 31, 2020 to the three months ended March 31, 2021 by $0.4 million and positively impacted service revenue growth from the three months ended March 31, 2020 to the three months ended March 31, 2021 by $2.6 million. On a constant currency basis, service revenue increased by 1.7% from the three months ended December 31, 2020 to the three months ended March 31, 2021 and grew by 2.3% from the three months ended March 31, 2020 to the three months ended March 31, 2021.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $109.9 million for the three months ended March 31, 2021; an increase of 2.6% from the three months ended December 31, 2020 and an increase of 6.3% over the three months ended March 31, 2020.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $36.7 million for the three months ended March 31, 2021; an increase of 0.1% from the three months ended December 31, 2020 and a decrease of 1.6% from the three months ended March 31, 2020.

Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.

GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue. GAAP gross profit increased by 3.4% from the three months ended March 31, 2020 to $67.7 million for the three months ended March 31, 2021 and increased by 1.6% from the three months ended December 31, 2020. GAAP gross margin was 46.1% for the three months ended March 31, 2021, 46.5% for the three months ended March 31, 2020 and 46.3% for the three months ended December 31, 2020.

Excise taxes, including Universal Service Fund fees, recorded on a gross basis and included in service revenue and cost of network operations expense were $4.5 million for the three months ended March 31, 2021, $3.7 million for the three months ended March 31, 2020 and $4.1 million for the three months ended December 31, 2020.

Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as Non-GAAP gross profit divided by total service revenue. Non-GAAP gross profit increased by 7.6% from the three months ended March 31, 2020 to $91.8 million for the three months ended March 31, 2021 and increased by 2.7% from the three months ended December 31, 2020. Non-GAAP gross profit margin was 62.5% for the three months ended March 31, 2021, 60.5% for the three months ended March 31, 2020 and 62.1% for the three months ended December 31, 2020.

Net cash provided by operating activities increased by 65.5% from the three months ended March 31, 2020 to $47.1 million for the three months ended March 31, 2021 and increased by 25.4% from the three months ended December 31, 2020.

Earnings before interest, taxes, depreciation and amortization (EBITDA) increased by 10.2% from the three months ended March 31, 2020 to $55.6 million for the three months ended March 31, 2021 and decreased by 0.2% from the three months ended December 31, 2020. EBITDA margin was 37.8% for the three months ended March 31, 2021, 35.8% for the three months ended March 31, 2020 and 38.7% for the three months ended December 31, 2020.

Basic and diluted net income (loss) per share was $0.41 for the three months ended March 31, 2021, $0.20 for the three months ended March 31, 2020 and $(0.14) for the three months ended December 31, 2020.

Unrealized foreign exchange gains (losses) on Cogent’s 2024 Senior Euro Unsecured Notes were $18.9 million for the three months ended March 31, 2021, $2.9 million for the three months ended March 31, 2020 and $(19.2) million for the three months ended December 31, 2020.

Total customer connections increased by 4.3% from March 31, 2020 to 90,925 as of March 31, 2021 and increased by 1.5% from December 31, 2020. On-net customer connections increased by 4.3% from March 31, 2020 to 78,389 as of March 31, 2021 and increased by 1.4% from December 31, 2020. Off-net customer connections increased by 4.2% from March 31, 2020 to 12,216 as of March 31, 2021 and increased by 2.1% from December 31, 2020.

The number of on-net buildings increased by 116 from March 31, 2020 to 2,939 as of March 31, 2021 and increased by 25 from December 31, 2020.

Quarterly Dividend Increase Approved

On April 28, 2021, Cogent’s Board approved a regular quarterly dividend of $0.780 per common share payable on May 28, 2021 to shareholders of record on May 14, 2021. This second quarter 2021 regular dividend represents a 3.3% increase of $0.025 per share from the first quarter 2021 regular dividend of $0.755 per share and an annual increase of 14.7% from the Q2 2020 dividend of $0.680 per share.

The payment of any future dividends and any other returns of capital will be at the discretion of the Board and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements, limitations under Cogent’s debt indenture agreements and other factors deemed relevant by the Board.

Impact of COVID-19

Cogent continues to be impacted by the COVID-19 pandemic and the accompanying responses by governments around the world. Cogent’s workforce continues to work remotely with dedication.

The ongoing impact of the COVID-19 pandemic and related government restrictions on Cogent’s business is unknown as a significant amount of uncertainty and volatility remains. Cogent does not know the ultimate scope and duration of the pandemic, the availability and efficacy of vaccines and therapeutic treatments, government actions that have been taken, or may be taken in the future in response to the pandemic and global economic conditions during and after the pandemic. While Cogent’s workforce is working remotely, Cogent provides no assurance that this will be sufficient to protect its workforce or its key employees. Moreover, Cogent’s results of operations may be adversely affected in the future as the pandemic and the related government restrictions continue. Cogent may also experience slowdowns in new customer orders, find it difficult to collect from customers who are experiencing financial distress, undergo an increase in customer churn, encounter difficulties accessing the buildings and locations where Cogent installs new services and serves existing customers, or have difficulties procuring, shipping or installing necessary equipment on its network. Cogent may also find that its largest customer base, which is served primarily in its multi-tenant office buildings, may be adversely affected by falling demand for commercial office space in central business districts as companies located in these buildings elect not to return to their office space either on a temporary or even permanent basis or slow the pace of opening new offices. In addition, Cogent’s corporate customer base may reduce their overall number of locations due to adverse economic conditions or new working configurations which may adversely affect Cogent’s number of corporate connections and service revenues. As a result, the global economic impact of the COVID-19 pandemic may have prolonged effects that impact Cogent’s business well into the future. These and other risks are described in more detail in Cogent’s Annual Report on Form 10-K for the year ended December 31, 2020 and our Form 10-Q for the quarter ended March 31, 2021.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on April 29, 2021 to discuss Cogent’s operating results for the first quarter of 2021 and to discuss Cogent’s expectations for full year 2021. Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events. A replay of the webcast, together with the press release, will be available on the website following the earnings call. A downloadable file of Cogent’s “Summary of Financial and Operational Results” and a transcript of its conference call will also be available on Cogent’s website following the conference call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP. Cogent specializes in providing businesses with high-speed Internet access, Ethernet transport, and colocation services. Cogent’s facilities-based, all-optical IP network backbone provides services in over 200 markets globally.

Cogent Communications is headquartered at 2450 N Street, NW, Washington, D.C. 20037. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

# # #

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021
Metric ($ in 000’s, except share and per share data) – unaudited
On-Net revenue	$103,457	$103,800	$105,091	$107,109	$109,947
% Change from previous Qtr.	0.8%	0.3%	1.2%	1.9%	2.6%
Off-Net revenue	$37,321	$37,044	$37,092	$36,672	$36,723
% Change from previous Qtr.	-0.4%	-0.7%	0.1%	-1.1%	0.1%
Non-Core revenue (1)	$137	$146	$119	$120	$107
% Change from previous Qtr.	5.4%	6.6%	-18.5%	0.8%	-10.8%
Service revenue – total	$140,915	$140,990	$142,302	$143,901	$146,777
% Change from previous Qtr.	0.4%	0.1%	0.9%	1.1%	2.0%
Constant currency total revenue quarterly growth rate – sequential quarters (6)	0.6%	0.2%	-0.2%	0.7%	1.7%
Constant currency total revenue quarterly growth rate – year over year quarters (6)	5.6%	5.1%	3.1%	1.2%	2.3%
Excise Taxes included in service revenue	$3,743	$3,298	$3,902	$4,144	$4,528
% Change from previous Qtr.	-13.6%	-11.9%	18.3%	6.2%	9.3%
Network operations expenses (2)	$55,669	$53,581	$54,173	$54,513	$55,016
% Change from previous Qtr.	-%	-3.8%	1.1%	0.6%	0.9%
GAAP gross profit (3)	$65,486	$67,208	$66,164	$66,617	$67,715
% Change from previous Qtr.	1.8%	2.6%	-1.6%	0.7%	1.6%
GAAP gross margin (3)	46.5%	47.7%	46.5%	46.3%	46.1%
Non-GAAP gross profit (4) (6)	$85,246	$87,409	$88,129	$89,388	$91,761
% Change from previous Qtr.	0.8%	2.5%	0.8%	1.4%	2.7%
Non-GAAP gross margin (4) (6)	60.5%	62.0%	61.9%	62.1%	62.5%
Selling, general and administrative expenses (5)	$34,852	$34,061	$33,546	$33,713	$36,211
% Change from previous Qtr.	9.3%	-2.3%	-1.5%	0.5%	7.4%

Depreciation and amortization expense	$19,508	$19,896	$21,619	$22,455	$21,970
% Change from previous Qtr.	-2.5%	2.0%	8.7%	3.9%	-2.2%
Equity-based compensation expense	$5,075	$6,083	$6,522	$5,846	$7,307
% Change from previous Qtr.	2.7%	19.9%	7.2%	-10.4%	25.0%
Operating income	$25,850	$27,574	$26,036	$27,384	$26,291
% Change from previous Qtr.	-7.8%	6.7%	-5.6%	5.2%	-4.0%
Interest expense	$15,220	$15,499	$15,760	$16,007	$15,836
% Change from previous Qtr.	0.1%	1.8%	1.7%	1.6%	-1.1%
Net income (loss)	$9,227	$8,564	$(4,955)	$(6,620)	$18,851
Realized and unrealized gains (losses) on 2024 Euro Notes	$2,908	$(873)	$(17,315)	$(19,170)	$18,870
Basic net income (loss) per common share	$0.20	$0.19	$(0.11)	$(0.14)	$0.41
Diluted net income (loss) per common share	$0.20	$0.18	$(0.11)	$(0.14)	$0.41
Weighted average common shares – basic	45,658,565	45,754,880	45,815,718	45,904,943	46,067,096
% Change from previous Qtr.	0.2%	0.2%	0.1%	0.2%	0.4%
Weighted average common shares – diluted	46,391,066	46,686,665	45,815,718	45,904,943	46,507,258
% Change from previous Qtr.	0.5%	0.6%	-1.9%	0.2%	1.3%
EBITDA (6)	$50,394	$53,348	$54,583	$55,675	$55,550
% Change from previous Qtr.	-4.4%	5.9%	2.3%	2.0%	-0.2%
EBITDA margin	35.8%	37.8%	38.4%	38.7%	37.8%
Gains on asset related transactions	$39	$205	$99	$10	$18

EBITDA, as adjusted (6)	$50,433	$53,553	$54,682	$55,685	$55,568
% Change from previous Qtr.	-4.8%	6.2%	2.1%	1.8%	-0.2%
EBITDA, as adjusted, margin	35.8%	38.0%	38.4%	38.7%	37.9%
Net cash provided by operating activities	$28,458	$41,311	$32,980	$37,571	$47,106
% Change from previous Qtr.	-38.3%	45.2%	-20.2%	13.9%	25.4%
Capital expenditures	$12,866	$13,930	$13,296	$15,860	$15,444
% Change from previous Qtr.	30.0%	8.3%	-4.6%	19.3%	-2.6%
Principal payments of capital (finance) lease obligations	$6,167	$3,716	$9,509	$4,598	$5,744
% Change from previous Qtr.	200.0%	-39.7%	155.9%	-51.6%	24.9%
Dividends paid	$30,557	$31,738	$32,657	$34,460	$36,081
Purchases of common stock	$ -	$-	$270	$4,225	$-
Gross Leverage Ratio	4.78	5.08	5.10	5.14	4.39
Net Leverage Ratio	2.92	3.07	3.24	3.40	3.31
Customer Connections – end of period
On-Net	75,163	75,927	76,338	77,305	78,389
% Change from previous Qtr.	0.8%	1.0%	0.5%	1.3%	1.4%
Off-Net	11,721	11,846	11,849	11,970	12,216
% Change from previous Qtr.	0.5%	1.1%	0.0%	1.0%	2.1%
Non-Core (1)	329	339	322	325	320
% Change from previous Qtr.	1.2%	3.0%	-5.0%	0.9%	-1.5%
Total customer connections	87,213	88,112	88,509	89,600	90,925
% Change from previous Qtr.	0.8%	1.0%	0.5%	1.2%	1.5%

On-Net Buildings – end of period
Multi-Tenant office buildings	1,769	1,771	1,783	1,792	1,796
Carrier neutral data center buildings	1,000	1,029	1,047	1,068	1,089
Cogent data centers	54	54	54	54	54
Total on-net buildings	2,823	2,854	2,884	2,914	2,939
Total carrier neutral data center nodes	1,175	1,203	1,225	1,252	1,274
Square feet – multi-tenant office buildings – on-net	961,154,384	962,049,183	968,355,695	976,813,678	978,095,164
Network – end of period
Intercity route miles	58,009	58,009	58,142	58,285	58,761
Metro fiber miles	36,079	36,438	36,725	37,567	38,058
Connected networks – AS’s	7,042	7,133	7,222	7,338	7,471
Headcount – end of period
Sales force – quota bearing	542	572	597	569	547
Sales force - total	684	716	740	712	693
Total employees	1,052	1,083	1,110	1,083	1,066
Sales rep productivity – units per full time equivalent sales rep (“FTE”) per month	4.5	4.0	3.7	4.2	4.3
FTE – sales reps	522	533	563	542	522

(1)	Consists of legacy services of companies whose assets or businesses were acquired by Cogent.

(2)	Network operations expense excludes equity-based compensation expense of $252, $305, $346, $316 and $2,076 in the three month periods ended March 31, 2020 through March 31, 2021, respectively. Network operations expense includes excise taxes, including Universal Service Fund fees of $3,743, $3,298, $3,902, $4,144 and $4,528 in the three month periods ended March 31, 2020 through March 31, 2021, respectively.

(3)	GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(4)	Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross profit margin are relevant metrics to provide investors, as they are metrics that management uses to measure the margin available to the company after network service costs, in essence a measure of the efficiency of the Company’s network.

(5)	Excludes equity-based compensation expense of $4,823, $5,778, $6,176, $5,530 and $5,231 in the three month periods ended March 31, 2020 through March 31, 2021, respectively.

(6)	See Schedules of Non-GAAP measures below for definitions and reconciliations to GAAP measures.

Schedules of Non-GAAP Measures

EBITDA and EBITDA, as adjusted

EBITDA represents net cash flows provided by operating activities plus changes in operating assets and liabilities, cash interest expense and cash income tax expense. Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is net cash provided by operating activities. The Company also believes that EBITDA is a measure frequently used by securities analysts, investors, and other interested parties in their evaluation of issuers. EBITDA, as adjusted, represents EBITDA plus net gains (losses) on asset related transactions.

The Company believes that EBITDA, and EBITDA, as adjusted, are useful measures of its ability to service debt, fund capital expenditures and expand its business. EBITDA, and EBITDA, as adjusted are an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. EBITDA, and EBITDA, as adjusted are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, these metrics are not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of these metrics may also differ from the calculations performed by its competitors and other companies and as such, its utility as a comparative measure is limited.

EBITDA, and EBITDA, as adjusted, are reconciled to net cash provided by operating activities in the table below.

	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021
($ in 000’s) – unaudited
Net cash provided by operating activities	$28,458	$41,311	$32,980	$37,571	$47,106
Changes in operating assets and liabilities	5,325	$(3,232)	$6,255	$1,920	$(9,060)
Cash interest expense and income tax expense	16,611	15,269	15,348	16,184	17,504
EBITDA	$50,394	$53,348	$54,583	$55,675	$55,550
PLUS: Gains on asset related transactions	39	205	99	10	18
EBITDA, as adjusted	$50,433	$53,553	$54,682	$55,685	$55,568
EBITDA margin	35.8%	37.8%	38.4%	38.7%	37.8%
EBITDA, as adjusted, margin	35.8%	38.0%	38.4%	38.7%	37.9%

Constant currency revenue is reconciled to service revenue as reported in the tables below.

Constant currency impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021
Service revenue, as reported – current period	$140,915	$140,990	$142,302	$143,901	$146,777
Impact of foreign currencies on service revenue	184	202	(1,616)	(621)	(447)
Service revenue - as adjusted for currency impact (1)	$141,099	$141,192	$140,686	$143,280	$146,330
Service revenue, as reported – prior sequential period	$140,292	$140,915	$140,990	$142,302	$143,901
Constant currency (decrease) increase	$807	$277	$(304)	$978	$2,429
Constant currency percent (decrease) increase	0.6%	0.2%	(0.2)%	0.7%	1.7%

(1)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021
Service revenue, as reported – current period	$140,915	$140,990	$142,302	$143,901	$146,777
Impact of foreign currencies on service revenue	746	674	(1,141)	(1,891)	(2,608)
Service revenue - as adjusted for currency impact (2)	$141,661	$141,664	$141,161	$142,010	$144,169
Service revenue, as reported – prior year period	$134,137	$134,789	$136,942	$140,292	$140,915
Constant currency increase	$7,524	$6,875	$4,219	$1,718	$3,254
Percent increase	5.6%	5.1%	3.1%	1.2%	2.3%

(2)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the comparable prior year period. The Company believes that disclosing year over year revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Non-GAAP gross profit and Non-GAAP gross margin

Non-GAAP gross profit and Non-GAAP gross margin are reconciled to GAAP gross profit and GAAP gross margin in the table below.

	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021
($ in 000’s) – unaudited
Service revenue total	$140,915	$140,990	$142,302	$143,901	$146,777
Minus - Network operations expense including equity-based compensation and including depreciation and amortization expense	75,429	73,782	76,138	77,284	79,062
GAAP Gross Profit (1)	$65,486	$67,208	$66,164	$66,617	$67,715
Plus - Equity-based compensation – network operations expense	252	305	346	316	2,076
Plus – Depreciation and amortization expense	19,508	19,896	21,619	22,455	21,970
Non-GAAP Gross Profit (2)	$85,246	$87,409	$88,129	$89,388	$91,761
GAAP Gross Margin (1)	46.5%	47.7%	46.5%	46.3%	46.1%
Non-GAAP Gross Margin (2)	60.5%	62.0%	61.9%	62.1%	62.5%

(1)	GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(2)	Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant metrics to provide to investors, as they are metrics that management uses to measure the margin and amount available to the Company after network service costs, in essence these are measures of the efficiency of the Company’s network.

Gross and Net Leverage Ratios

Gross leverage ratio is defined as total debt divided by the trailing last 12 months EBITDA, as adjusted. Net leverage ratio is defined as total net debt (total debt minus cash and cash equivalents) divided by the trailing last 12 months EBITDA, as adjusted. Cogent’s gross leverage ratio and net leverage ratio are shown below.

($ in 000’s) – unaudited	As of December 31, 2020	As of March 31, 2021
Cash and cash equivalents	$371,301	$237,980
Debt
Capital (finance) leases – current portion	15,702	15,996
Capital (finance) leases – long term	203,438	202,514
Senior Secured 2022 Notes	445,000	329,080
Senior Unsecured Euro 2024 Notes	429,264	410,471
Note payable	7,712	5,334
Total debt	1,101,116	963,395
Total net debt	729,815	725,415
Trailing 12 months EBITDA, as adjusted	214,353	219,488
Gross leverage ratio	5.14	4.39
Net leverage ratio	3.40	3.31

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2021 AND DECEMBER 31, 2020

(IN THOUSANDS, EXCEPT SHARE DATA)

	March 31,	December 31,
	2021	2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$237,980	$371,301
Accounts receivable, net of allowance for credit losses of $1,457 and $1,921, respectively	41,234	44,185
Prepaid expenses and other current assets	37,056	40,851
Total current assets	316,270	456,337
Property and equipment, net	425,492	430,335
Right-of-use leased assets	97,365	99,666
Deposits and other assets	13,835	14,139
Total assets	$852,962	$1,000,477
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,190	$9,775
Accrued and other current liabilities	49,656	51,029
Senior secured 2022 notes, net of unamortized debt costs of $733 and including premium of $430	328,777	—
Installment payment agreement, current portion, net of discount of $80 and $136, respectively	5,035	6,786
Current maturities, operating lease liabilities	11,055	11,151
Current maturities, finance lease obligations	15,996	15,702
Total current liabilities	422,709	94,443
Senior unsecured 2024 Euro notes, net of unamortized debt costs of $2,751 and $2,961, respectively, and net of discount of $1,020 and $1,142, respectively	406,700	425,160
Senior secured 2022 notes, net of unamortized debt costs of $1,052 and including premium of $544	—	444,492
Operating lease liabilities, net of current maturities	109,377	111,318
Finance lease obligations, net of current maturities	202,514	203,438
Other long term liabilities	19,221	14,792
Total liabilities	1,160,521	1,293,643
Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 47,522,672 and 47,214,077 shares issued and outstanding, respectively	48	47
Additional paid-in capital	523,913	515,867
Accumulated other comprehensive income — foreign currency translation	(6,516)	(1,306)
Accumulated deficit	(825,004)	(807,774)
Total stockholders’ deficit	(307,559)	(293,166)
Total liabilities and stockholders’ deficit	$852,962	$1,000,477

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND MARCH 31, 2020

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months	Three Months
	Ended	Ended
	March 31, 2021	March 31, 2020
	(Unaudited)	(Unaudited)
Service revenue	$146,777	$140,915
Operating expenses:
Network operations (including $2,076 and $252 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	57,092	55,921
Selling, general, and administrative (including $5,231 and $4,823 of equity-based compensation expense, respectively)	41,442	39,675
Depreciation and amortization	21,970	19,508
Total operating expenses	120,504	115,104
Gains on equipment transactions	18	39
Operating income	26,291	25,850
Interest expense	(15,836)	(15,220)
Unrealized foreign exchange gain on 2024 Euro Notes	18,870	2,904
Loss on debt extinguishment and repurchase – 2022 Notes	(3,868)	—
Interest income and other, net	744	(699)
Income before income taxes	26,201	12,835
Income tax provision	(7,350)	(3,608)
Net income	$18,851	$9,227

Comprehensive income:
Net income	$18,851	$9,227
Foreign currency translation adjustment	(5,210)	(3,493)
Comprehensive income	$13,641	$5,734

Net income per common share:
Basic and diluted net income per common share	$0.41	$0.20
Dividends declared per common share	$0.755	$0.660

Weighted-average common shares - basic	46,067,096	45,658,565

Weighted-average common shares - diluted	46,507,258	46,391,066

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND MARCH 31, 2020

(IN THOUSANDS)

	Three months	Three months
	Ended	Ended
	March 31, 2021	March 31, 2020
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$18,851	$9,227
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,970	19,508
Amortization of debt discount and premium	441	477
Equity-based compensation expense (net of amounts capitalized)	7,307	5,075
Gains - equipment transactions and other, net	371	(454)
Unrealized foreign currency exchange gain on 2024 Euro Notes	(18,870)	(2,904)
Loss on extinguishment of 2022 Notes	3,868	—
Deferred income taxes	4,497	2,439
Changes in operating assets and liabilities:
Accounts receivable	2,420	(2,790)
Prepaid expenses and other current assets	2,826	(3,093)
Accounts payable, accrued liabilities and other long-term liabilities	2,951	1,067
Deposits and other assets	474	(94)
Net cash provided by operating activities	47,106	28,458
Cash flows from investing activities:
Purchases of property and equipment	(15,444)	(12,866)
Net cash used in investing activities	(15,444)	(12,866)
Cash flows from financing activities:
Dividends paid	(36,081)	(30,557)
Repurchase and extinguishment of 2022 Notes	(119,679)	—
Proceeds from exercises of stock options	215	718
Principal payments on installment payment agreement	(2,378)	(2,566)
Principal payments of finance lease obligations	(5,744)	(6,167)
Net cash used in financing activities	(163,667)	(38,572)
Effect of exchange rates changes on cash	(1,316)	(1,326)
Net decrease in cash and cash equivalents	(133,321)	(24,306)
Cash and cash equivalents, beginning of period	371,301	399,422
Cash and cash equivalents, end of period	$237,980	$375,116

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including the impact of the COVID-19 pandemic and the related government policies; future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the US Universal Service Fund on the basis of our Internet revenue; changes in government policy and/or regulation, including net neutrality rules by the United States Federal Communications Commission and in the area of data protection; cyber-attacks or security breaches of our network; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2020 and our Form 10-Q for the quarter ended March 31, 2021. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

###